                                   EXHIBIT 10.3

                                  LLC AGREEMENT

                     Limited Liability Company Agreement of



                 WEATHERFORD GLOBAL COMPRESSION HOLDING, L.L.C.,


                                 By and Between



                 Weatherford Enterra Compression Company, L.P.,
                  a Delaware limited partnership, as a Member,
                                       and


                        Global Compression Services, Inc.
                       a Delaware corporation, as a Member






                          Dated as of February 2, 1999


THE MEMBERSHIP INTERESTS OF THE LIMITED LIABILITY COMPANY UNDER THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT
(i) EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTIONS THEREFROM AND
(ii) IN COMPLIANCE WITH THIS LIMITED LIABILITY COMPANY AGREEMENT.

                                TABLE OF CONTENTS

ARTICLE I

             DEFINITIONS..........................................................................................1
             Section 1.1.  Definitions............................................................................1

ARTICLE II

             FORMATION; PURPOSES; DURATION........................................................................1
             Section 2.1.  Formation and Name.....................................................................1
             Section 2.2.  Purpose of Limited.....................................................................2
             Section 2.3.  Scope of Members' Authority; No Member Liability.......................................2
             Section 2.4.  Place of Business......................................................................2
             Section 2.5.  Term: Resignation......................................................................2

ARTICLE III

             CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS......................................................3
             Section 3.1.  Membership Interests and Percentage Interests..........................................3
             Section 3.2.  No Interest on Capital.................................................................3
             Section 3.3.  Initial Capital Accounts...............................................................3
             Section 3.4.  Distributions to Members...............................................................4
             Section 3.5.  Allocations............................................................................4
             Section 3.6.  Withdrawals of Capital and Additional Contributions....................................7

ARTICLE IV

             MANAGEMENT...........................................................................................7
             Section 4.1.  Management by Board of Directors.......................................................7
             Section 4.2.  Officers...............................................................................9
             Section 4.3.  Contracts With Related Parties........................................................10
             Section 4.4.  Actions Requiring Unanimous Consent of Members........................................11
             Section 4.5.  Time Devoted to Company...............................................................11
             Section 4.6.  Outside Ventures of Partners..........................................................11
             Section 4.7.  Scope of Authority; Indemnification...................................................11
             Section 4.8.  Insurance.............................................................................13

ARTICLE V

             ACCOUNTING..........................................................................................13
             Section 5.1.  Books and Records.....................................................................13
             Section 5.2.  Location, Rights of Inspection, Audit and Accounting Policies.........................14
             Section 5.3.  Limited Fiscal Year...................................................................14

             Section 5.4.  Statements of Financial Condition.....................................................14
             Section 5.5.  Audit.................................................................................14
             Section 5.6.  Bank Accounts.........................................................................15

ARTICLE VI

             INCOME TAX RETURNS, TAX ACCOUNTING, TAX ELECTIONS...................................................15
             Section 6.1.  Partnership for Tax Purposes..........................................................15
             Section 6.2.  Preparation of Tax Returns............................................................15
             Section 6.3.  Section 754 Election..................................................................15
             Section 6.4.  Tax Decisions Not Specified...........................................................15
             Section 6.5.  Notice of Tax Audit...................................................................15
             Section 6.6.  "Tax Matters Partner."................................................................15

ARTICLE VII

             SALE, TRANSFER OR MORTGAGE..........................................................................16
             Section 7.1.  Transfer Restrictions and Procedures..................................................16
             Section 7.2.  ......................................................................................16

ARTICLE VIII

             DEFAULT AND DISSOLUTION.............................................................................16
             Section 8.1.  Events of Default and Withdrawal......................................................16
             Section 8.2.  Election of Nonwithdrawing Member.....................................................18
             Section 8.3.  Causes of Dissolution.................................................................19
             Section 8.4.  Procedure in Dissolution and Liquidation..............................................19
             Section 8.5.  Disposition of Documents and Records..................................................21
             Section 8.6.  Termination...........................................................................21

ARTICLE IX

             PUBLIC OFFERING; PUT; CALL..........................................................................21
             Section 9.1.  Cooperation...........................................................................21

ARTICLE X

             ARBITRATION.........................................................................................22
             Section 10.1.  Dispute Resolution; Arbitration......................................................22

ARTICLE XI

             DETERMINATION OF THE MARKET VALUE OF LIMITED........................................................22
             Section 11.1.  Determination of Market Value of Limited.............................................22

ARTICLE XII

             GENERAL PROVISIONS..................................................................................24
             Section 12.1.  Complete Agreement; Amendment........................................................24
             Section 12.2.  Notices..............................................................................24
             Section 12.3.  Validity.............................................................................25
             Section 12.4.  Survival of Rights...................................................................25
             Section 12.5.  Governing Law........................................................................25
             Section 12.6.  Waiver...............................................................................25
             Section 12.7.  Remedies in Equity...................................................................25
             Section 12.8.  Terminology..........................................................................26
             Section 12.9.  Counterparts.........................................................................26
             Section 12.10.  Further Assurances..................................................................26


ANNEX

             Annex I     Glossary of Terms

                       Limited Liability Company Agreement

                  This Limited Liability Company Agreement of Weatherford Global Compression Holding, L.L.C., a Delaware limited liability company, dated as of February 2, 1999, is entered into by and between Weatherford Enterra Compression Company, L.P., a Delaware limited partnership, as a Member, and Global Compression Services, Inc., a Delaware corporation, as a Member.

                                 R E C I T A L S

                  WHEREAS, WECC, Global, Weatherford, and GE Capital are parties to the Formation Agreement regarding the formation of the Partnership, the formation of the General Partner and the acquisition by the Partnership, by means of contribution, of certain gas compression assets of WECC and Global in exchange for Partnership Interests;

                  WHEREAS, the Partnership and the General Partner have been formed by filing the Certificate of Limited Partnership and the Certificate of Formation, respectively, with the Secretary of State of the State of Delaware; and

                  WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Formation Agreement that WECC and Global, as the sole Members of Limited, enter into this LLC Agreement;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Definitions. All capitalized or other defined terms used but not defined in this LLC Agreement are used in this LLC Agreement with the meanings assigned thereto in Annex I to this LLC Agreement.

                                   ARTICLE II

                          FORMATION; PURPOSES; DURATION

         Section 2.1. Formation and Name.

                  2.1.1. Formation. Effective as of the filing of the Certificate of Formation under and pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the "DLLCA"), WECC and Global (jointly the "Members" and individually a "Member") have formed Limited as a Delaware limited liability company for the purposes set forth in this LLC

Agreement. Limited shall be governed by the DLLCA, except as expressly provided herein to the contrary.

                  2.1.2. Name. The name of Limited shall be Weatherford Global Compression Holding, L.L.C.

                  2.1.3. Governmental Filings. The Members shall promptly execute and acknowledge all certificates and other instruments conforming with this LLC Agreement that are necessary or appropriate to comply with applicable laws of the State of Delaware and/or the jurisdictions in which Limited conducts business.

                  2.1.4. Registered Office and Registered Agent. The registered office of Limited in the State of Delaware shall be the initial registered office designated in the Certificate of Formation or such other office (which need not be a place of business of Limited) as the Members may unanimously designate from time to time in the manner provided by law. The registered agent of Limited in the State of Delaware shall be the initial registered agent designated in the Certificate of Formation or such other Person (as defined in the DLLCA) or Persons as the Members may unanimously designate from time to time in the manner provided by law.

         Section 2.2. Purpose of Limited. The purpose of Limited is to engage in the Business and in any activities incidental thereto.

         Section 2.3. Scope of Members' Authority; No Member Liability. Except as otherwise expressly provided in this LLC Agreement, neither Member shall have any authority to bind or act for, or assume any obligations or responsibility on behalf of, the other Member or Limited. The Members intend that Limited not be a partnership, limited partnership or joint venture; and that no Member be a partner or joint venturer of any other Member (other than pursuant to the Partnership) for any purposes other than federal, state, local and foreign Tax purposes, and this LLC Agreement shall not be construed to suggest otherwise. No Member shall have any personal obligation for any liabilities of Limited, whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities are expressly assumed in writing by such Member; provided, however, that nothing in this Section 2.3 shall be construed to relieve either Member of any obligation it may have pursuant to the Transaction Documents in any capacity other than as a Member.

         Section 2.4. Place of Business. The principal place of business of Limited shall be located in Dallas, Texas, or in such other location as may be determined unanimously by the Members. Limited may also conduct business at such other places both within and without the State of Texas (including without limitation outside of the United States) as determined by the Board of Directors.

         Section 2.5. Term: Resignation.

                  2.5.1. Term. The term of Limited shall be perpetual unless sooner liquidated or dissolved in accordance with this LLC Agreement.

                  2.5.2. Resignation. Neither Member shall have the right, and each Member hereby agrees not, to resign from Limited; provided, however, a Member shall have the power to resign from Limited at any time in violation of this LLC Agreement. If a Member exercises such power in violation of this LLC Agreement, such Member shall be liable to Limited and the other Member for all monetary damages suffered by them as a result of such resignation. In no event shall Limited or any Member have the right, through specific performance or otherwise, to prevent a Member from resigning in violation of this LLC Agreement.

                  2.5.3. Other Restrictions on Members. Neither Member shall have the right to dissolve, terminate or liquidate, or to petition a court for the dissolution, termination or liquidation of, Limited, except as provided in this LLC Agreement; provided, however, that nothing in this Section 2.5.3 shall impair a Member's power to resign from Limited pursuant to Section 2.5.2. Neither Member at any time shall have the right to petition or to take any action to subject Limited's assets or any part thereof to the authority of any court or other governmental body in connection with any bankruptcy, insolvency, receivership or similar proceeding.

                                   ARTICLE III

                 CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

         Section 3.1. Membership Interests and Percentage Interests.

                  3.1.1. Membership Interests; Percentage Interests. The interest in Limited held by a Member (including, without limitation, the Member's "limited liability company interest," as defined in the DLLCA) and the Member's right to participate in the management of Limited are referred to in this LLC Agreement as such Member's "Membership Interest." Ownership of their respective Membership Interests shall entitle the Members to the following percentage interests in Limited (individually a "Percentage Interest" and jointly "Percentage Interests") and, subject to the terms and provisions of this LLC Agreement, the Members shall share in the Net Profits or Net Losses of Limited in such Percentage Interests:


          WECC                              64%
          Global                            36%
                                           ---
                                           100%
                                           ===

                  3.1.2. Adjustments. Unless otherwise unanimously agreed by the Members, no adjustment to the Percentage Interest of either Member shall be made except as a result of a transfer of a Member's Percentage Interest or a portion thereof pursuant to Articles VII, VIII or IX hereof.

         Section 3.2. No Interest on Capital. Interest earned on Company funds shall inure solely to the benefit of Limited, and no interest shall be paid upon any contributions to the capital of Limited nor upon any undistributed or reinvested income or profits of Limited.

         Section 3.3. Initial Capital Accounts. The Initial Capital Account balance of each Member shall be equal to, in the case of WECC, the Net Book Value on the Closing Date of an undivided one percent (1%) of the Included Weatherford Assets and, in the case of Global, the Net Book Value of an undivided one percent (1%) of the Included Global Assets.

         Section 3.4. Distributions to Members.

                  3.4.1. General. It is the mutual intent of the Members that cash not otherwise needed for Company business be distributed quarterly to the Members in proportion to their Percentage Interests. Subject to the foregoing, the Board of Directors shall have complete discretion with respect to the timing, form and amount of all distributions to the Members and neither Member shall have any right to distributions except to the extent duly authorized by the Board of Directors; provided that any distributions to the Members shall be made pro rata in proportion to their respective Percentage Interests; and provided further that no distributions shall be made if Limited is then insolvent or would thereby be made insolvent or rendered unable to carry on its business purposes, or if the fair value of Limited's assets after such distribution would be insufficient to meet its liabilities.

                  3.4.2. Reduction of Capital Accounts. Any distribution to a Member shall reduce the amount of such Member's Capital Account but no adjustment in the Percentage Interest of any Member shall be made on account of any such distribution.

         Section 3.5. Allocations. The rules set forth below in this Section 3.5 shall apply for purposes of determining each Member's allocable share of the items of income, gain, loss and expense of Limited comprising Net Profit or Net Loss of Limited for each Limited Fiscal Year, determining special allocations of other items of income, gain, loss and expense, and adjusting the balance of each Member's Capital Account to reflect the aforementioned general and special allocations. For each Limited Fiscal Year, the special allocations in Section
3.5.2 of this LLC Agreement shall be made immediately prior to the general allocations of Section 3.5.1 of this LLC Agreement.

                  3.5.1. Allocations of Net Profit and Net Loss.

                           (a) Unless otherwise provided herein, Net Profit and
Net Loss shall be allocated between the Members in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of the Limited Fiscal Year to equal the excess (which may be negative) of:

                           (i) the hypothetical distribution (if any) that such
Member would receive if, on the last day of the Limited Fiscal Year, (x) all Limited assets, including cash, were sold for cash equal to their Gross Asset Values, taking into account any adjustments thereto for such Limited Fiscal Year, (y) all Limited liabilities were satisfied in cash according to their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such liability) and (z) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 3.4.1 of this LLC Agreement, over

                           (ii) the sum of (x) the amount, if any, which such
Member is obligated to contribute to the capital of Limited, (y) such Member's share of the Limited Minimum Gain determined pursuant to Regulation Section 1.704-2(g), and (z) such Member's share of Member Nonrecourse Debt Minimum Gain determined pursuant to Regulation Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described above in Section 3.5.1(a)(i) of this LLC Agreement.

                           (b) Determination of Items Comprising Allocation.

                           (i) If Limited has Net Profit for a Limited Fiscal
Year:

                                    (A) for any Member as to whom the allocation
pursuant to Section 3.5.1(a) of this LLC Agreement is negative, such allocation shall be comprised of a proportionate share of each Limited item of expense or loss entering the computation of Net Profit for such Limited Fiscal Year, and

                                    (B) the allocation pursuant to Section
3.5.1(a) of this LLC Agreement in respect of each Member (other than a Member referred in Section 3.5.1(b)(i)(A) of this LLC Agreement) shall be comprised of a proportionate share of each Limited item of income, gain, expense and loss entering into the computation of Net Profit for such Limited Fiscal Year (other than the portion of each Limited item of expense and loss, if any, that is allocated pursuant to Section 3.5.1(b)(i)(A) of this LLC Agreement).

                           (ii) If Limited has a Net Loss for a Limited Fiscal
Year:

                                    (A) for any Member as to whom the allocation
pursuant to Section 3.5.1(a) of this LLC Agreement is positive, such allocation shall be comprised of a proportionate share of Limited items of income and gain entering into the computation of Net Loss for such Limited Fiscal Year; and

                                    (B) the allocation pursuant to Section
3.5.1(a) of this LLC Agreement in respect of each Member (other than a Member referred to in Section 3.5.1(b)(ii)(A) of this LLC Agreement) shall be comprised of a proportionate share of each Limited item of income, gain, expense and loss entering into the computation of Net Loss for such Limited Fiscal Year (other than the portion of each Limited item of income and gain, if any, that is allocated pursuant to Section 3.5.1(b)(ii)(A) of this LLC Agreement).

                           (iii) For purposes of this Section 3.5.1, a gain
recognized by Limited upon the disposition of an item of Limited property shall be considered a single item of gain regardless of whether, for federal income tax purposes, part of the gain is treated differently from the remainder.

                           (c) Loss Limitation. Notwithstanding anything to the
contrary in this Section 3.5.1, the amount of items of Limited expense and loss allocated pursuant to this Section 3.5.1 to any Member shall not exceed the maximum amount of such item that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Limited Fiscal Year.

                  3.5.2. Special Allocations. The following special allocations shall be made in the following order:

                           (a) In the event that there is a net decrease during
a Limited Fiscal Year in either Limited Minimum Gain or Member Nonrecourse Debt Minimum Gain, then notwithstanding any other provision of this Article III, each Member shall receive such special allocations of items of Limited income and gain as are required in order to conform to Regulation Section 1.704-2;

                           (b) Subject to Section 3.5.2(a), but notwithstanding
any other provision of this Section 3.5, items of income and gain shall be specially allocated to the Members in a manner that complies with the "qualified income offset" requirement of Regulation Section 1.704-1(b)(2)(ii)(d)(3);

                           (c) In the event that a Member has a deficit Capital
Account balance at the end of any Limited Fiscal Year which is in excess of the sum of (i) the amount such Member is then obligated to restore pursuant to this LLC Agreement, and (ii) the amount such Member is then deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5), respectively, such Member shall be specially allocated items of Limited income and gain in an amount of such excess as quickly as possible, provided that any allocation under this Section 3.5.2(c) shall be made only if and to the extent that a Member would have a deficit Capital Account balance in excess of such sum after all allocations provided for in this Section 3.5 have been tentatively made as if this Section 3.5.2(c) were not in this LLC Agreement;

                           (d) Any item of Limited loss or expense that is
attributable to Member Nonrecourse Debt shall be specially allocated to the Members in the manner in which they share the economic risk of loss (as defined in Regulation Section 1.752-2) for such Member Nonrecourse Debt. Each Nonrecourse Deduction of Limited shall be specially allocated among the Members in proportion to their Percentage Interests.

The allocations pursuant to Section 3.5.2 (a), (b) and (c) shall be comprised of a proportionate share of each of Limited's items of income and gain.

                  3.5.3. Allocation of Nonrecourse Liabilities. For purposes of determining each Member's share of Nonrecourse Liabilities, if any, of Limited in accordance with Regulation

Section 1.752-3(a)(3), the Members' interests in Limited profits shall be determined in accordance with their Percentage Interests.

                  3.5.4. Transfer of Interest. In the event of a transfer of all or part of a Membership Interest (in accordance with the provisions of this LLC Agreement) at any time other than the end of a Limited Fiscal Year, the shares of items of Limited Net Profit or Net Loss and specially allocated items allocable to the interest transferred shall be allocated between the transferor and the transferee in a manner determined by the tax matters partner in its sole discretion that is not inconsistent with the applicable provisions of the Code.

                  3.5.5. Section 704(b) Allocations. Each item of income, gain, loss, deduction or credit for federal income tax purposes which corresponds to an item of income, gain, loss or expense that is either taken into account in computing Net Profit or Net Loss or specially allocated pursuant to Section
3.5.2 (a "Book Item") shall be allocated among the Members in the same proportion as the corresponding Book Item is allocated among them pursuant to
Section 3.5.1 or 3.5.2 hereof.

                  3.5.6. Section 704(c) Allocations. In the event any property of Limited is credited to the Capital Account of a Member at a value other than its tax basis (whether as a result of a contribution of such property or a revaluation of such property pursuant to subparagraph (b) of the definition of "Gross Asset Value"), then allocations of taxable income, gain, loss and deductions with respect to such property shall be made in a manner which will comply with Section 704(c) of the Code and the Regulations thereunder. Limited, in the sole discretion of the tax matters partner, may make, or not make, "curative" or "remedial" allocations (within the meaning of the Treasury Regulations under Section 704(c) of the Code) including without limitation (i) "curative" allocations which offset the effect of the "ceiling rule" for a prior Limited Fiscal Year (within the meaning of Treasury Regulation Section 1.704-3(c)(3)(ii)); and (ii) "curative" allocations from dispositions of contributed property (within the meaning of Regulations Section 1.704-3(c)(3)(iii)(B)). To the extent permitted by the Code and Regulations, the tax matters partner, in the exercise of its discretion, may elect or not elect, with respect to amortization of all "section 197 intangibles" (as defined in the Code) contributed to Limited by WECC, curative allocations if such allocations are permissible, and if such curative allocations are not permissible, then remedial allocations.

         Section 3.6. Withdrawals of Capital and Additional Contributions.

                  3.6.1. Except as otherwise provided herein, no portion of the capital of Limited may be withdrawn at any time without the approval of both of the Members. Upon termination of Limited, the Members' capital shall be distributed pursuant to Section 8.4 of this LLC Agreement.

                  3.6.2. No member shall be obligated to make any additional capital contributions or loans to Limited or to guarantee any indebtedness of Limited or otherwise provide credit support for Limited.

                                   ARTICLE IV

                                   MANAGEMENT

         Section 4.1. Management by Board of Directors.

                           (a) The management and control of the business and
affairs of Limited shall be vested in the Board of Directors, who shall exercise such management and control only in accordance with the provisions of this LLC Agreement, including without limitation the procedures established in this
Section 4.1 and in Section 4.4. Except as set forth in Section 4.4 and other provisions of this LLC Agreement that expressly require the unanimous consent of the Board of Directors, (i) all decisions to be made by the Board of Directors in connection with the management and control of Limited shall be made in accordance with the procedures established in this Section 4.1, and (ii) all such decisions with respect to the management and control of Limited that are duly authorized by the Board of Directors in such manner shall be binding on Limited and each of the Members. The entire Board of Directors shall consist of five members, three of whom shall be selected by WECC and two of whom shall be selected by Global. Any vacancy in the Board resulting from the death, resignation or other removal of a director shall be filled by the Member who selected such director. The members of the Board of Directors shall be "managers" as defined in Section 18-101(9) of the DLLCA. Notwithstanding any provision contained in this LLC Agreement, the Members recognize and acknowledge that the Members, officers and employees of Limited are not "managers" as so defined.

                           (b) Except as otherwise provided in paragraph (d) of
this Section 4.1, the Board shall act at meetings thereof duly convened and held as provided in this LLC Agreement. A majority of the members of the entire Board shall constitute a quorum for the transaction of business or any specified item of business. Except as otherwise set forth in Section 4.4 or any other provisions of this LLC Agreement expressly requiring the unanimous consent of the Board of Directors, the vote of a majority of the members of the entire Board shall be the act of the Board. To facilitate the orderly conduct of meetings of the Board, one of the members thereof shall be selected by such members as Chairman thereof, and such Chairman or, in his absence, the President, shall preside at such meetings, and the Secretary shall attend such meetings for the purpose of recording the proceedings of such meetings, as provided in Sections 4.2.2, 4.2.3 and 4.2.6.

                           (c) The members of the Board may participate in a
meeting thereof by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                           (d) Any action required or permitted by this LLC
Agreement to be taken at a meeting of the Board may be taken without a meeting if all members of the entire Board consent in writing to the adoption of a resolution authorizing the action. Such resolution and the written consents thereto shall be filed with the minutes of the proceedings of the Board of Directors.

                           (e) The Board may hold meetings, both regular and
special, either within or without the State of Delaware.

                           (f) Regular meetings of the Board may be held without
notice at such time and at such place as shall from time to time be determined by unanimous consent of the Members, but no less frequently than once each calendar quarter.

                           (g) Special meetings of the Board may be called by
either Member on ten days' written notice to the other Member, either personally or by mail or by facsimile transmission.

         Section 4.2. Officers.

                  4.2.1. General.

                           (a) Limited shall have officers for purposes of the
day-to-day administration of Limited. The officers of Limited shall be a President (who shall be the chief executive officer), a Vice President-Finance (who shall be the chief financial officer), a Secretary, a Controller and a Treasurer. The President may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The President shall at all times be an individual selected by WECC. The initial Vice President-Finance shall be an individual selected by Global.

                           (b) The President may appoint such other officers and
agents as he shall deem necessary, each of whom shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the President.

                           (c) The compensation of all officers of Limited shall
be fixed by unanimous agreement of the entire Board, which compensation shall be an expense of Limited.

                           (d) The officers of Limited shall hold office until
their successors are chosen and qualify. Any officer may be removed at any time by the President and any vacancy occurring in any office of Limited (except the office of President) shall be filled by the President.

                  4.2.2. Chairman. The Chairman shall preside at all meetings of the Board and shall also do and perform such other duties as from time to time may be assigned to him by the Board.

                  4.2.3. President. The President shall be the chief executive officer of Limited, shall preside at all meetings of the Board if the position of Chairman shall be vacant or at any such meetings from which the Chairman is absent, shall have general and active management of the business of Limited, subject to the oversight of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President's office shall be held by a person designated by WECC.

                  4.2.4. Vice President-Finance. The Vice President-Finance shall be the chief financial officer of Limited and shall have general and active management of the financial affairs of Limited, subject to the oversight of the President and the Board. The Vice President-Finance's office shall first be held by a person designated by Global. If the first Vice President-Finance dies, resigns, is terminated or otherwise ceases to hold office, the President shall appoint any subsequent Vice President-Finance and may terminate any Vice President-Finance he has appointed; provided that, the President may not terminate the first Vice President of Finance prior to the second anniversary of this LLC Agreement other than for cause.

                  4.2.5. Vice Presidents. The other Vice Presidents, if any, shall perform such other duties and have such other powers as the President may from time to time prescribe, other than the duties and powers of the chief executive officer and the chief financial officer.

                  4.2.6. Secretary and Assistant Secretaries.

                           (a) The Secretary shall attend all meetings of the
Board and record all the proceedings of such meetings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all special meetings of the Board, and shall perform such other duties as may be prescribed by the President.

                           (b) The Assistant Secretary, or if there be more than
one, the Assistant Secretaries, in the order determined by the President (or if there be no such determination, then in the order of their selection) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President may from time to time prescribe.

                  4.2.7. Treasurer and Assistant Treasurers.

                           (a) The Treasurer shall have the custody of Company
funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of Limited in such depositories as may be designated by the Board. The Treasurer shall disburse funds of Limited as ordered by or on behalf of the President or the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at their regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of Limited. If required by the Board, the Treasurer shall give Limited a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to Limited, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to Limited.

                           (b) The Assistant Treasurer, or if there shall be
more than one, the Assistant Treasurers in the order determined by the President (or if there be no such determination, then in the order of their selection) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President may from time to time prescribe.

                  4.2.8. Controller. The Controller shall have the custody and control of Limited's books and records, and shall be the chief accounting officer of Limited. The Controller shall ensure that Limited shall maintain all of its books and records in compliance with law, and shall prepare and record all transactions and statements in accordance with generally accepted accounting principles.

         Section 4.3. Contracts With Related Parties. Goods supplied and services rendered, if any, to Limited by a Member or an Affiliate thereof shall not constitute a Capital Contribution to the capital of Limited by such Member and shall not be reimbursable by Limited except as specifically provided in this
Section 4.3, or as otherwise agreed by all the Members. Goods supplied and services rendered, if any, by Limited to any Member or its Affiliates shall not be deemed a return of capital to such Member. Limited will offer to either Member (for the Member's own use or use in conjunction with other goods and/or services provided by such Member to third parties) its goods and/or services on an arms'-length basis. It is contemplated that one or more Affiliates of WECC will provide sales and related services for the Partnership from time to time. Such services shall be on an arms'-length basis, on terms mutually agreeable between the Partnership and WECC or such Affiliate of WECC, and on terms approved by all other Partners. Preapproved Contracts need not be approved on a contract by contract basis.

         Section 4.4. Actions Requiring Unanimous Consent of Members.

                  (a) Restrictions on Board's Authority. Subject to any other restrictions on the following set forth in this LLC Agreement, a unanimous vote of all of the Members and all of the members of the Board shall be necessary to approve and effect any action at Limited level that requires unanimous approval of the Partners at the Partnership level.

                  (b) Void Action. Any action taken in violation of Section 4.4(a) shall be null and void.

         Section 4.5. Time Devoted to Company. The Members shall devote such time to Limited as is reasonably necessary to carry out the provisions of this LLC Agreement. The officers of Limited may be full-time employees of Limited, but shall devote such time to Limited as is reasonably necessary to carry out the provisions of this LLC Agreement.

         Section 4.6. Outside Ventures of Partners. Each of the Members and their respective Affiliates may engage in or possess any interest, whether direct or indirect, in any other business activity, venture or undertaking of any type or description, independently or with others, including without limitation activities, ventures or undertakings involving the acquisition, development and operation of compression businesses or any interest therein (whether or not the same may be competitive with Limited's business or any business in which Limited may have an interest), and neither Limited nor any other Member will, by virtue of this LLC Agreement, have any right, title or interest in or to such outside activities, ventures or undertakings, or the income or other benefits derived therefrom. The conduct of the business of Limited may involve business dealings with such activities, ventures or undertakings. WECC agrees to cause its Affiliates to discuss and seek global alliances with the Partnership for the rental or sale of compressors or compression services; provided, however, any such services or alliances are effected on mutually agreeable terms and on an arm's-length basis.

         Section 4.7. Scope of Authority; Indemnification.

                  4.7.1. Members. Neither of the Members shall, without the advance written consent of the other Member, take any action on behalf of or in the name of Limited, or enter into any commitment or obligation binding upon Limited, except as expressly provided for in this LLC Agreement. Each Member shall indemnify and hold harmless Limited as well as the other Member and its Affiliates, directors and officers from and against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including without limitation reasonable attorneys' fees) arising directly or indirectly, in whole or in part, out of any breach of the covenant in the immediately preceding sentence by such Member. Nothing in this Section 4.7.1 shall be construed to benefit any persons or entities that are not parties to this LLC Agreement, it being understood that no Member has any personal liability for the liabilities and obligations of Limited, and nothing in this Section 4.7.1 shall be construed to create any such personal liability to third parties on the part of the Members.

                  4.7.2. Officer Indemnities.

                  (a) Limited shall indemnify each officer of Limited (each an "Indemnified Person"), made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was an officer of Limited, or is or was serving at the request of Limited as a director, officer, manager, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Limited, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Limited, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) Any indemnification under paragraph (a) (unless ordered by a court) shall be made by Limited only as authorized in the specific case upon a determination by all the Members that indemnification of the Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a).

                  (c) Expenses incurred by any such Indemnified Person in defending a civil or criminal action, suit or proceeding may be paid by Limited in advance of the final disposition of such action, suit or proceeding as authorized by all the Members in the specific case upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by Limited as authorized herein.

                  (d) The indemnification provided by this Section 4.7.2 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement of Limited, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer of Limited, or a director, officer, manager, employee or agent of another entity as to which he was serving at the request of Limited, and shall inure to the benefit of the heirs, executors and administrators of such a person; provided, however, the indemnification provided in this Section 4.7.2 shall be considered primary to any indemnification rights that an Indemnified Person may have against a Member or its Affiliates and if a Member or its Affiliate is required to indemnify an Indemnified Person for an action, omission or other matter arising out of or by reason of the Indemnified Person having been an officer of Limited, or serving at the request of Limited as a director, officer, manager, employee or agent of another entity, Limited will reimburse that Member or Affiliate for any amount so paid.

                  (e) Limited shall have the power to purchase and maintain insurance on behalf of any person who is or was an officer of Limited, or is or was serving at the request of Limited as a director, officer, manager, employee or agent of another entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. If such insurance is maintained by a Member or its Affiliates on behalf of Limited, Limited shall reimburse the Member or its Affiliates for the allocated portion of the premiums paid in respect of such person and shall be responsible for all deductibles, retentions and other payments as a result of any claim made.

                  (f) For purposes of this Section 4.7.2, references to "other entity" shall include employee benefit plans; references to "fines" shall include any excise Taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of Limited" shall include any service as an officer of Limited which imposes duties on, or involves services by, such officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of Limited" as referred to in this
Section 4.7.2.

         Section 4.8. Insurance. Limited shall procure and maintain, or cause to be procured and maintained, adequate insurance covering the operations of Limited, including without limitation (i) workers' compensation and employers liability insurance, (ii) comprehensive general liability insurance, (iii) comprehensive automobile liability insurance, (iv) protection and indemnity insurance, (v) product liability insurance, and (vi) all risk property insurance. Such required coverages shall be in such amounts and forms as may be approved from time to time by the Board of Directors. The coverages shall provide that the Members and their Affiliates be named as additional insureds and further provide that the insurers waive subrogation rights in favor of the Members and their Affiliates. The additional insured and waiver provisions shall apply only with respect to and to the extent of liabilities of Limited. Limited may self-insure any or all exposures; however, any such self insurance may not be undertaken without the unanimous written approval of the Members. The coverages required above may be included within the insurance policies maintained by a Member or its Affiliates; provided, that (i) such insurance is approved by the Board of Directors, (ii) Limited shall be responsible for the payment of its allocated premiums and all retentions, deductibles and other payments relating to any claims made and (iii) such insurance may be terminated or modified at any time by the Member or Affiliates upon ten days prior written notice to Limited.

                                    ARTICLE V

                                   ACCOUNTING

         Section 5.1. Books and Records.

                  5.1.1. General. At all times during the term hereof, the Controller, at Limited's expense, shall cause accurate books and records of account to be maintained in which shall be entered all matters relating to Limited, including all income, expenditures, assets, and liabilities thereof. All such Company books and records shall be prepared and presented according to generally accepted accounting principles with appropriate adjustments for tax accounting requirements.

                  5.1.2. Accrual Basis. Such books and records of account shall be maintained on the accrual basis and shall be adequate to provide each Member with all financial information that may be needed by such Member or any of its Affiliates for purposes of satisfying the financial and tax reporting obligations of such Member or Affiliate.

         Section 5.2. Location, Rights of Inspection, Audit and Accounting Policies.

                  5.2.1. Audits by Members. Each Member shall have the right to conduct financial and operational audits of Limited, solely at such Member's expense, and the management of Limited shall cooperate fully with the Members' auditors, including responding to any comments and suggestions made in connection therewith. Copies of all internal audits conducted by a Member pursuant to this Section 5.2.1, and all management responses thereto, shall be furnished to the Controller and the other Member. Limited's books and records of account shall be kept and maintained at all times at the place or places approved by the Board of

Directors. Each Member and its authorized representative shall have the right to inspect, examine and copy the books, records, files, securities and other documents of Limited at all reasonable times.

                  5.2.2. Accounting Policies and Internal Controls. Limited shall establish accounting policies and a system of internal controls and procedures designed to ensure that Limited, and each of its Affiliates, keep and maintain books and records that, in reasonable detail, accurately and fairly reflect all transactions of such entity, including without limitation any dispositions of its assets which policies, controls and procedures are described in Schedule 5.2.2 attached hereto. If in the course of any audit (or other review) of Limited (including an audit of any of its Affiliates), problems or other issues or concerns are noted and the response or action of Limited's management made with regard thereto is deemed by a Member not to be adequate, the Members shall attempt to agree upon a satisfactory resolution. If the Members cannot so agree, the dispute shall be submitted to Limited's independent auditors for final resolution, and the Members and Company agree to be bound by such decision.

         Section 5.3. Limited Fiscal Year. The Limited Fiscal Year of Limited shall end on December 31 of each year.

         Section 5.4. Statements of Financial Condition. The Controller shall prepare and certify a statement of the financial condition of Limited as of the last day of each calendar month of each Limited Fiscal Year, and statements of income and changes in financial condition for each calendar month of each Limited Fiscal Year. Copies shall be furnished to each of the Members within 20 days after the end of each calendar month to the extent feasible. An annual statement of the financial condition of Limited and related statements of income and changes in financial condition (unaudited) shall be furnished to the Members within 30 days after the close of the Limited Fiscal Year, to the extent feasible.

         Section 5.5. Audit. Limited shall engage as independent auditors for Limited the firm of Arthur Andersen LLP or such other firm of nationally recognized, independent certified public accountants as the Members shall unanimously agree. The independent auditors shall at the end of each Limited Fiscal Year (i) audit the records and accounts of Limited, and (ii) render their opinion on the statement of financial condition of Limited as of the end of each Limited Fiscal Year and related statements of income and changes in financial condition for each Limited Fiscal Year, as prepared by the accountants for Limited.

         Section 5.6. Bank Accounts. Funds of Limited shall be deposited in an account or accounts of a type, in form and name and in a bank or banks unanimously approved by all the Members. Withdrawals from Company bank accounts shall be made only by Company officers approved by the Board of Directors.

                                   ARTICLE VI

                INCOME TAX RETURNS, TAX ACCOUNTING, TAX ELECTIONS

         Section 6.1. Partnership for Tax Purposes. The Members agree that Limited shall be treated as a partnership for tax purposes under the Code, state and local income tax laws or other laws, and further agree not to take any action or to make any election, in a Tax Return or otherwise, inconsistent therewith.

         Section 6.2. Preparation of Tax Returns. Federal, state, local and foreign income Tax Returns of Limited shall be prepared by the Controller and reviewed by Limited's independent auditors. Copies of all Tax Returns of Limited shall be furnished for review and approval by each of the Members at least 30 days prior to the statutory date for filing, including extensions thereof, if any.

         Section 6.3. Section 754 Election. In the event of a transfer of all or part of the Membership Interest of a Member or former Member, at the request of the transferee, the Members will cause Limited to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of property as provided by Sections 734 and 743 of the Code; provided, however, that no Member shall be obligated to cause Limited to make such an election if the Member, in its reasonable discretion, determines that such election may have a material adverse effect on it..

         Section 6.4. Tax Decisions Not Specified. Except as provided in Section 6.6, tax decisions and elections for Limited not provided for herein must be approved by the unanimous consent of the Members.

         Section 6.5. Notice of Tax Audit. Prompt notice shall be given to the Members upon receipt of advice that the Internal Revenue Service or any other taxing authority intends to examine Company Tax Returns for any period.

         Section 6.6. "Tax Matters Partner." WECC is designated as the "tax matters partner" of Limited, as that term is used in Section 6231(a) of the Code, and, as such, shall have all of the rights and obligations given to a tax matters partner under the Code and Regulations. WECC shall keep each Member informed in writing of any administrative or judicial proceeding.

                                   ARTICLE VII

                           SALE, TRANSFER OR MORTGAGE

         Section 7.1. Transfer Restrictions and Procedures. Each of the Members agrees that it will not Transfer all or any part of its Membership Interest, except as provided in Article VIII, Article IX or Section 7.2, and except that any Member may Transfer all or any part of its Membership Interest to any Affiliate thereof (so long as such Member directly and beneficially owns at least 50% (on a fully diluted basis) of the issued and outstanding equity securities or other equity interests of such Affiliate); provided that (i) notice of such Transfer is given by the Member making such Transfer to all other Members, (ii) any such Affiliate to whom any Membership Interest is to be transferred pursuant to such Transfer enters into an agreement with all other Members, reasonably satisfactory in form and substance as to such other Members, pursuant to which such Affiliate agrees to be bound by all the terms and provisions of this LLC Agreement and (iii) any such Affiliate to whom any Membership Interest is so transferred pursuant to such Transfer shall be deemed to be subject to the same provisions of this LLC Agreement as the Member making the transfer. Any purported Transfer in violation of this Section 7.1 shall be null and void.

         Section 7.2. Sale by WECC. Beginning three years from the Closing Date, so long as the Partnership or a successor entity has not effected an IPO of its securities pursuant to Section 11.1 of LP Agreement, WECC may sell all (but not less than all) of its Membership Interests (but only if sold in connection with its Partnership Interests) to a third party, provided that (i) the price paid for such Membership Interests is not less than the Net Book Value thereof on the date of sale, (ii) such price shall be payable only in cash (or, if any non-cash consideration is to be received, such consideration shall be valued by a nationally recognized investment banking firm selected by Global), (iii) Global has the option to sell all (but not less than all) its Membership Interests (including its Partnership Interests) on the same terms and conditions as WECC (which shall be reflected in a written offer by the third party to Global) and
(iv) if Global elects not to sell its Membership Interests or if such third-party sale is not consummated, Global's put rights, and WECC's and Weatherford's obligations under Section 11.2 hereof shall remain in full force and effect (if any such third party sale in which Global elects to participate is consummated, Global's put rights, and WECC's and Weatherford's obligations, under Section 11.2 hereof shall continue in full force and effect until the actual time of such consummation).

                                  ARTICLE VIII

                             DEFAULT AND DISSOLUTION

         Section 8.1. Events of Default and Withdrawal.

                  (a) LLC Event of Default. The occurrence of any of the following events shall constitute an "LLC Event of Default" hereunder on the part of the Member with respect to whom such event occurs (the "Defaulting Member") if, within 30 days following notice of such default from the other Member (the "Nondefaulting Member") or ten days if the default is due solely to the nonpayment of monies, such Defaulting Member fails to pay such monies, or in the case of non-monetary defaults, fails to commence substantial efforts to cure such default or thereafter fails within a reasonable time to prosecute to completion with diligence and continuity the curing of such default:

                           (i) the violation by a Member of any of its
obligations under Article VII of this LLC Agreement; or

                           (ii) material default in the performance of or
failure to comply with any other agreements, obligations or undertakings of a Member contained in this LLC Agreement, other than the agreement not to resign from the Membership set forth in Section 2.5.2 of this LLC Agreement.

                  (b) LLC Event of Withdrawal. The occurrence of any of the following events shall constitute an "LLC Event of Withdrawal" hereunder on the part of the Member with respect to whom such event occurs (the "Withdrawing Member") immediately upon such occurrence without any requirement of notice from the other Member (the "Nonwithdrawing Member") or passage of time except as specifically set forth below:

                           (i) institution by a Member of proceedings of any
nature under any laws of the United States or of any state, whether now existing or subsequently enacted or amended, for the relief of debtors wherein such Member is seeking relief as debtor;

                           (ii) a general assignment by a Member for the benefit
of its creditors;

                           (iii) the institution by a Member of a case or other
proceeding under any section or chapter of the federal Bankruptcy Code, as now existing or hereafter amended or becoming effective;

                           (iv) the institution against a Member of a case or
other proceeding under any section or chapter of the federal Bankruptcy Code, as now existing or hereafter amended or becoming effective, which proceeding is not dismissed, stayed or discharged within a period of 60 days after the filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding;

                           (v) a proposed plan of arrangement or other action by
a Member's creditors taken as a result of a general meeting of the creditors of such Member;

                           (vi) the appointment of a receiver, custodian,
trustee or like officer, to take possession of assets having a value in excess of $25,000,000 of a Member if the pendency of said receivership would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this LLC Agreement, which receivership remains undischarged or unstayed for a period of 60 days from the date of its imposition;

                           (vii) admission by a Member in writing of its
inability to pay its debts as they mature;

                           (viii) attachment, execution or other judicial
seizure of all or any substantial part of a Member's assets or of a Member's Membership Interest, or any part thereof, such attachment, execution or seizure being with respect to an amount not less than $25,000,000 and remaining undismissed, unstayed or undischarged for a period of 60 days after the levy thereof, if the occurrence of such attachment, execution or other judicial seizure would reasonably tend to have a materially adverse effect upon the performance by said Member of its obligations under this LLC Agreement; provided, however, that said attachment, execution or seizure shall not constitute an LLC Event of Withdrawal hereunder if said Member posts a bond sufficient to fully satisfy the amount of such claim or judgment within 15 days after the levy thereof and the Member's assets are thereby released from the lien of such attachment;

                           (ix) the resignation or withdrawal of the Member from
Limited; or

                           (x) the dissolution of any Member that is an entity
(if such dissolution is followed by the liquidation or winding up of such Member).

         Section 8.2. Election of Nonwithdrawing Member.

                  (a) Purchase in LLC Event of Withdrawal. Upon the occurrence of any LLC Event of Withdrawal by any Member, the Nonwithdrawing Member shall have the right (but not the obligation) to purchase all (but not less than all) of the Membership Interests and the Partnership Interests of the Defaulting Member for cash at a price determined pursuant to the appraisal procedure set forth in Article XI of this LLC Agreement and Article XIII of the LP Agreement by payment of 20% of such purchase price at the closing of such purchase, the balance of the purchase price to be payable in equal monthly installments over a period of five years, the unpaid balance to bear interest at a rate of interest equal to the then prime rate at Chase Bank, Texas, N.A., plus one-half percent, with the right of prepayment of any amount at any time without premium or penalty. In furtherance of such right, such Nonwithdrawing Member may notify the Withdrawing Member at any time following an LLC Event of Withdrawal of its election to institute the appraisal procedure set forth in Article XI of this LLC Agreement and Article XIII of the LP Agreement. Upon receipt of notice of determination of the net fair market value of such Withdrawing Member's Membership Interests and Partnership Interests, such Nonwithdrawing Member may notify such Withdrawing Member of its election to purchase such Membership Interests and Partnership Interests.

                  (b) Member Affiliated Purchaser. The Nonwithdrawing Member may assign to any Affiliate (the "Member Affiliated Purchaser") its rights to purchase the Membership Interests and Partnership Interests of the Withdrawing Member pursuant to Section 8.2(a) of this LLC Agreement. If the Member Affiliated Purchaser exercises such right and purchases such Membership Interests and Partnership Interests, the Member Affiliated Purchaser shall automatically be admitted to Limited as a Member and to the Partnership as a Limited Partner with the Percentage Interests applicable to the Membership Interests and Partnership Interests so purchased.

                  (c) Closing. The closing of any purchase pursuant to this
Section 8.2 shall take place at the principal office of Limited, unless otherwise unanimously agreed by all the Members, on a date specified by the Nonwithdrawing Member or Member Affiliated Purchaser (as applicable) that is not less than ten days following receipt of notice of determination of the net fair market value of the Membership Interests and Partnership Interests to be purchased pursuant to Article XI of this LLC Agreement and Article XIII of the LP Agreement. Upon the closing of such purchase, the Nonwithdrawing Member or Member Affiliated Purchaser (as applicable) may elect to offset against the purchase price the amount of any loss, damage or injury, the amount of which has been established by a final, nonappealable judgment, caused to it (or, in the case of an Member Affiliated Purchaser, caused to the Nonwithdrawing Member) by the LLC Event of Withdrawal.

                  (d) Election to Dissolve for LLC Event of Default. If an LLC Event of Default occurs, the Nondefaulting Member may elect to dissolve and terminate Limited pursuant to Section 8.3(i) of this LLC Agreement by written notice to the Defaulting Member.

         Section 8.3. Causes of Dissolution.

                  Limited shall be dissolved only in the event that:

                           (i) an LLC Event of Default has occurred and the
Nondefaulting Member elects to dissolve Limited as provided in Section 8.2(d) of this LLC Agreement;

                           (ii) an LLC Event of Withdrawal has occurred, or any
other event occurs that terminates the continued membership of a Member in Limited under Section 18-801(4) of the DLLCA, unless the business of Limited is continued by the consent of all the remaining Members (including any Member Affiliated Purchaser) within 90 days following the occurrence of such LLC Event of Withdrawal;

                           (iii) the Members unanimously agree to terminate
Limited;

                           (iv) Limited ceases to maintain any interest (which
term shall include but not be limited to a security interest) in the Business;

                           (v) at least one of the Members elect to dissolve or
terminate Limited pursuant to any provision of this LLC Agreement permitting such election to be made;

                           (vi) Limited is dissolved pursuant to an express
provision of this LLC Agreement; or

                           (vii) a decree of judicial dissolution is entered
under Section 18-802 of the DLLCA.

         Section 8.4. Procedure in Dissolution and Liquidation.

                  (a) Winding Up. Upon any dissolution of Limited pursuant to
Section 8.3 of this LLC Agreement, unless the business of Limited is continued in accordance with Section 8.3(ii), Limited shall immediately commence to wind up its affairs and the Members shall proceed with reasonable promptness to liquidate the business of Limited.

                  (b) Management Rights During Winding Up. During the period of the winding up of the affairs of Limited, the rights and obligations of the Members set forth in this LLC

Agreement with respect to the management of Limited shall continue. For purposes of winding up, the Members shall continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets; provided that, if the termination of Limited results from an LLC Event of Default or LLC Event of Withdrawal, the Defaulting Member or Withdrawing Member (as applicable) shall have no further right to participate in the management or affairs of Limited or to attend meetings of the Members or vote on decisions, but shall nonetheless be bound by all decisions made by the Nondefaulting Member or Nonwithdrawing Member (as applicable) relating to matters with respect to the operations of Limited or the winding up of Limited. Each Member hereby waives any claims it may have against the Nondefaulting Member or Nonwithdrawing Member (as applicable) that may arise out of the management by the Nondefaulting Member or Nonwithdrawing Member of Limited, so long as such Nondefaulting Member or Nonwithdrawing Member acts in good faith.

                  (c) Distributions in Liquidation. The assets of Limited shall be applied or distributed in liquidation in the following order of priority:

                           (i) first, to the payment of the expenses of
liquidation;

                           (ii) second, in payment of debts and obligations of
Limited owed to third parties or to Members; and

                           (iii) third, any remaining assets shall be
distributed to the Members in accordance with Section 3.4.1 of this LLC Agreement; provided that there shall be withheld from the amount otherwise distributable to a Defaulting Member or Withdrawing Member, the amount of any loss, damage or injury to the Nondefaulting or the Nonwithdrawing Member, the amount of which has been established by a final, nonappealable judgment, caused to the Nondefaulting Member or the Nonwithdrawing Member by the LLC Event of Default or the LLC Event of Withdrawal, and such amount shall be distributed to the Nondefaulting Member or the Nonwithdrawing Member in addition to the amounts otherwise distributable to such Nondefaulting Member or such Nonwithdrawing Member.

                  (d) Noncash Assets. Every reasonable effort shall be made to dispose of the assets of Limited so that all distributions may be made to the Members in cash. Notwithstanding the foregoing, the Members agree that, in the event of liquidation, the Member that or whose Affiliates contributed particular patents, patent applications, trademarks and trade names to Limited (or whose predecessor in interest made such contributions), if any, shall be given the right of first refusal to reacquire such patents, patent applications, trademarks or trade names as it so desires by payment to Limited of an amount equal to the then current net asset value on the books of Limited of such patents, patent applications, trademarks or trade names. If Limited makes distributions in kind to the Members in connection with the liquidation of Limited, for purposes of determining the Capital Account balances of the Members, Limited shall be deemed to have sold the assets to be distributed in kind to a third party for cash at their fair market value thereof as determined
(i) by an investment banking firm (including any successor) listed on Schedule 10.4(d) to the LP Agreement selected by the Nondefaulting Member or the Nonwithdrawing

Member, as the case may be, if the termination and liquidation of Limited results from an LLC Event of Default or an LLC Event of Withdrawal, and (ii) in all other cases, by unanimous agreement of all Members (or if such Members cannot so agree, as determined by a nationally recognized investment bank or appraiser unanimously selected by all Members). Any license or other agreement permitting Limited to use the name "Weatherford" shall terminate automatically upon dissolution of Limited.

         Section 8.5. Disposition of Documents and Records. All documents and records of Limited, including without limitation all financial records, vouchers, canceled checks and bank statements, shall be delivered to WECC upon termination of the Membership. Unless otherwise approved by Global, WECC shall retain such documents and records for a period of not less than seven (7) years and shall make such documents and records available during normal business hours to Global for inspection and copying at Global's cost and expense. In the event either Member ("Nonsurviving Member") for any reason ceases as provided herein to be a Member at any time prior to termination of Limited, and Limited is continued without the Nonsurviving Member, the other Member ("Surviving Member") agrees that said documents and records of Limited up to the date of the termination of the Nonsurviving Member's Membership Interest shall be maintained by the Surviving Member, its successors and assigns, for a period of not less than seven (7) years thereafter; provided, however, that if there is an audit or threat of audit, such documents and records shall be retained until the audit is completed and any tax liability finally determined. Such documents and records shall be available for inspection, examination and copying by the Nonsurviving Member upon reasonable notice during said seven-year period.

         Section 8.6. Termination. The Members shall comply with all requirements of the DLLCA or other applicable law pertaining to the winding-up of Limited. On completion of the distribution of Company assets as provided in this LLC Agreement, Limited shall be terminated, and the Members shall file a certificate of cancellation with the Secretary of State of Delaware and shall take such other actions as may be necessary to terminate Limited.


                                   ARTICLE IX

                           PUBLIC OFFERING; PUT; CALL

         Section 9.1. Cooperation. In the event Global exercises its demand registration rights pursuant to Section 11.1 of the LP Agreement, Limited shall cooperate (including without limitation the execution and delivery of documents and instruments and the taking of all other actions reasonably necessary ) to effect the transactions described in such Section 11.1. In the event Global exercises its put rights under Section 11.2 of the LP Agreement, Limited shall cooperate with Global and GE Capital (including without limitation the execution and delivery of documents and instruments and the taking of all other actions reasonably necessary) to effect the transactions described in such Section 11.2, including without limitation the purchase by WECC or Weatherford of that percentage of Limited's Partnership Interests attributable to Global's position as a Member. In the event WECC exercises its call rights under Section 11.3 of the LP

Agreement, Limited shall cooperate with WECC (including without limitation the execution and delivery of documents and instruments and the taking of all other actions reasonably necessary) to effect the transactions described in such
Section 11.3, including without limitation the purchase by WECC of that percentage of Limited's Partnership Interests attributable to Global's position as a Member.


                                    ARTICLE X

                                   ARBITRATION

         Section 10.1. Dispute Resolution; Arbitration. Any Claim arising out of or related to this LLC Agreement shall be governed by the dispute resolution, arbitration, attorneys' fees and choice of forum provisions set forth in Section
9.2 of the Formation Agreement.

                                   ARTICLE XI

                  DETERMINATION OF THE MARKET VALUE OF LIMITED

         Section 11.1. Determination of Market Value of Limited

                  (a) Negotiation Period. Whenever any provision of this LLC Agreement provides for the valuation of a Membership Interest to be purchased or sold, the value of such Membership Interest shall be determined as follows. The Members shall first attempt to agree upon the "Market Value of Limited" (as defined in Section 11.1(c)) for a period of 60 days following the event giving rise to the determination of Market Value.

                  (b) Appraisal Process. In the event WECC and Global are unable to reach an agreement as to the Market Value of Limited within the 60-day period referred to in Section 11.1(a), then within five Business Days after the expiration of such 60-day period (such fifth Business Day being referred to herein as the "11.1 Appraisal Process Commencement Date"), WECC and Global each shall select a nationally recognized investment banking firm who shall (i) prepare a report which (A) sets forth such investment banking firm's determination of the Market Value of Limited (which shall be a single amount as opposed to a range) and (B) includes work papers which indicate the basis for and calculation of the Market Value of Limited (a "11.1 Appraisal Report") and
(ii) deliver to WECC or Global, as the case may be, an oral and written opinion addressed to such party as to the Market Value of Limited. The fees and expenses of each investment banking firm shall be paid by the party selecting such investment banking firm. Each of WECC and Global shall instruct its respective investment banking firm to (i) not consult with the other investment banking firm with respect to its view as to the Market Value of Limited prior to the time that both investment banking firms have delivered their respective opinions to WECC or Global, as applicable, (ii) determine the Market Value of Limited in accordance with Section 11.1(c), (iii) deliver their respective 11.1 Appraisal Reports, together with their oral and written opinions as to the Market Value of Limited (the "11.1 Initial Opinion Values"), within 30 days after the 11.1 Appraisal Process Commencement Date, and

(iv) deliver a copy of its written opinion and its 11.1 Appraisal Report to Limited, the other party and the other party's investment banking firm at the time it delivers its oral and written opinion to WECC or Global, as applicable. The opinions and reports of the two investment banking firms shall be delivered at the same time.

                  If the two 11.1 Initial Opinion Values differ and the lesser
11.1 Initial Opinion Value equals or exceeds 90% of the greater 11.1 Initial Opinion Value, the Market Value of Limited shall be deemed to be an amount equal to (i) the sum of the two 11.1 Initial Opinion Values divided by (ii) two.

                  If the 11.1 Initial Opinion Values differ and the lesser 11.1 Initial Opinion Value is less than 90% of the greater 11.1 Initial Opinion Value, then:

                  (i) within two Business Days after both investment banking firms have delivered their respective opinions to WECC or Global, as applicable, each investment banking firm shall, at a single meeting at which WECC, Global, Limited and the other investment banking firm are present, make a presentation with respect to its 11.1 Initial Opinion Value. At such presentation, WECC, Global, Limited and the other investment banking firm shall be entitled to ask questions as to the basis for and the calculation of such investment banking firm's Initial Opinion Value; and

                  (ii) WECC and Global shall, within five Business Days after the date WECC and Global receive the 11.1 Initial Opinion Values (such fifth Business Day being referred to herein as the "11.1 Subsequent Appraisal Process Commencement Date"), jointly select a third nationally recognized investment banking firm to (A) prepare a 11.1 Appraisal Report and (B) deliver an oral and written opinion addressed to WECC and Global as to the Market Value of Limited. The fees and expenses of such third investment banking firm shall be paid by Limited. During such five-Business Day period, WECC and Global shall negotiate in good faith to independently reach an agreement as to the Market Value of Limited. If WECC and Global reach such an agreement, then the Market Value of Limited shall be deemed to be the amount so agreed upon by WECC and Global. If WECC and Global are unable to reach such an agreement, then WECC and Global shall instruct such third investment banking firm to (A) determine the Market Value of Limited in accordance with Section 11.1(c) and (B) deliver its 11.1 Appraisal Report, together with its oral and written opinion (the "11.1 Third Opinion Value"), within 30 days after the 11.1 Subsequent Appraisal Process Commencement Date. Such third investment banking firm shall receive the 11.1 Appraisal Reports and meet with the other two investment banking firms prior to delivering its 11.1 Appraisal Report. The Market Value of Limited in such circumstances shall be deemed to be an amount equal to (A) the sum of the two closest of the 11.1 Third Opinion Value and the 11.1 Initial Opinion Values, divided by (B) two.

                  (c) Definition of Market Value of Limited. For purposes of this LLC Agreement, the Market Value of Limited (the "Market Value of Limited") means the fair market value of 100% of common equity of Limited as of the relevant date as determined by the applicable investment banking firm. In determining the Market Value of Limited, consideration should be given as to a range of analytical methodologies, potentially including, but not limited to, the following: comparable trading analysis, comparable transaction analysis and discounted cash flow analysis. In the determination of the Market Value of Limited, Limited shall be valued as a going concern on a stand-alone basis without regard to synergies that might be achieved by a particular purchaser and without any liquidity discount. In determining the Market Value of Limited, no consideration should be given to the values that are initially assigned to assets of Limited for purchase accounting or Tax accounting purposes. The value of a Membership Interest of a Member shall be equal to such Member's Percentage Interest multiplied by the Market Value of Limited determined pursuant to Article XI.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         Section 12.1. Complete Agreement; Amendment. The Transaction Documents constitute the entire agreement among the parties thereto with respect to the subject matter hereof and thereof and supersede all other agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter thereof. This LLC Agreement may not be amended, altered or modified except by a writing signed by duly authorized officers of all the Members.

         Section 12.2. Notices.

                  12.2.1. Addresses. All notices under this LLC Agreement shall be in writing and shall be delivered by personal service; certified or registered mail, postage prepaid, return receipt requested;
nationally-recognized overnight courier, courier charges prepaid; or facsimile transmission (followed by telephone confirmation of receipt), to the Members at the addresses herein set forth and to Limited at its principal place of business.

                  The addresses for notices are as follows:

                           Weatherford Enterra Compression Company, L.P. 5 Post Oak Park, Suite 1760
                           Houston, Texas 77027
                           Attention:  General Counsel
                           Telecopy:   (713) 297-8488

                           Global Compression Services, Inc.
                           c/o General Electric Capital Corporation
                           260 Long Ridge Road
                           Stamford, Connecticut 06927
                           Attention:  General Counsel
                           Telecopy:   (203) 357-8365

                           With a copy to:

                           Charles E. Harrell, Esq.
                           Weil, Gotshal & Manges LLP
                           700 Louisiana, Suite 1600
                           Houston, Texas 77002
                           Telephone:  (713) 546-5000
                           Telecopy:   (713) 224-9511

                  12.2.2. Effective Date of Notices, etc. All notices, demands and requests shall be effective upon actual receipt or, in the case of delivery by facsimile transmission, the completion of such transmission during the normal business hours of the recipient. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided in Section 12.2.3 shall be deemed to be receipt of the notice, demand or request sent.

                  12.2.3. Changes. By giving to the other Member and Limited at least ten Business Days' written notice thereof, the Members and their respective permitted successors and permitted assigns shall have the right from time to time and at any time during the term of this LLC Agreement to change their respective addresses for notices and each shall have the right to specify as its address for notices any other address within the United States of America.

         Section 12.3. Validity. In the event that any provisions of this LLC Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this LLC Agreement.

         Section 12.4. Survival of Rights. Except as expressly provided herein to the contrary, this LLC Agreement shall be binding upon and inure to the benefit of the Members and their permitted successors and permitted assigns.

         Section 12.5. Governing Law. This LLC Agreement and the rights and liabilities of the Members shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

         Section 12.6. Waiver. No consent or waiver, express or implied, by a Member to or of any breach or default by any other Member in the performance by such other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligations of such other Member hereunder. Failure on the part of a Member to complain of any act or failure to act of any other Member or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder. The giving of consent by a Member in any one instance shall not limit or waive the necessity to obtain such Member's consent in any future instance.

         Section 12.7. Remedies in Equity. The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise of one or more rights or remedies shall not preclude the exercise of any other rights or remedies. Each of the Members confirms that damages at law will be an inadequate remedy for a breach or threatened breach of this LLC Agreement and agrees that, except as expressly provided to the contrary in this LLC Agreement, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Member aggrieved as against any other for a breach or threatened breach of any provision hereof, it being the intention by this Section 12.7 to make clear the agreement of the Members that the respective rights and obligations of the Members hereunder, except as expressly provided to the contrary herein, shall be enforceable in equity as well as at law or otherwise.

         Section 12.8. Terminology. All personal pronouns used in this LLC Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles and Sections are for convenience only, and neither limit nor amplify the provisions of this LLC Agreement itself.

         Section 12.9. Counterparts. This LLC Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         Section 12.10. Further Assurances. Each Member agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required to carry out the terms and provisions of this LLC Agreement.

                  IN WITNESS WHEREOF, the Members have executed this LLC Agreement as of the day and year first above set forth.


                     Weatherford Enterra Compression Company, L.P.

                     By:   Enterra Compression Company,
                           its sole General Partner


                     By:        /s/ CURTIS W. HUFF
                        ------------------------------------------------------
                                                 Curtis W. Huff
                                              Senior Vice President



                     Global Compression Services, Inc.


                     By:        /s/ PAUL J. FRIESEN
                        ------------------------------------------------------
                     Name:      Paul J. Friesen
                          ----------------------------------------------------
                     Title: President and Chief Executive Officer
                           ---------------------------------------------------

A copy of Annex I to this Exhibit 10.3 can be found as Annex I to Exhibit 10.1